UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2005

MANPOWER INC.

(Exact name of registrant as specified in its charter)

Wisconsin	1-10686	39-1672779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5301 North Ironwood Road Milwaukee, Wisconsin	53217
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (414) 961-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On February 1, 2005, we issued a press release announcing our results of operations for the three-month period and year ended December 31, 2004. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On February 1, 2005, we are making available certain restated Net Earnings Per Share – Diluted amounts for the quarterly and annual periods from 2001 to 2004. During September 2004, the Emerging Issues Task Force (“EITF”) issued Issue No. 04-8, “The Effect of Contingently Convertible Debt on Diluted Earnings Per Share” (“EITF 04-8”), which requires the effect of contingently convertible debt securities with a market price trigger to be included in the calculation of diluted earnings per share, using the “if-converted” method, regardless of whether the market price trigger has been met. EITF 04-8 also requires restatement of previously reported earnings. Our convertible debentures, issued in August 2001, have such a feature, and therefore we have restated Net Earnings Per Share – Diluted for all periods since their issuance. A copy of these restated Net Earnings Per Share – Diluted amounts is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Exhibits.

Exhibit No.	Description

99.1	Press Release dated February 1, 2005

99.2	Restated Net Earnings Per Share - Diluted

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MANPOWER INC.

Dated: February 1, 2005	By:	/s/ Michael J. Van Handel
Michael J. Van Handel
Executive Vice President, Chief Financial
Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 1, 2005

99.2	Restated Net Earnings Per Share - Diluted